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                                                                   EXHIBIT 10.37

                              AGREEMENT OF SUBLEASE

          This Agreement of Sublease (this "SUBLEASE") is made as of the 27th day of July 2004 by and between RSA Security Inc., a Delaware corporation with offices at 174 Middlesex Turnpike, Bedford, Massachusetts (hereinafter referred to as "SUBLANDLORD"), and Ask Jeeves, Inc., a Delaware corporation with offices at 5858 Horton Street, Suite 350, Emeryville, CA 94608 (hereinafter referred to as "SUBTENANT").

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Lease by and between Beacon Properties, L.P., and assigned to MA-Crosby Corporate Center, L.L.C. (the "PRIME LANDLORD") and Sublandlord (f/k/a Security Dynamics Technologies, Inc.) dated March 11, 1996, as amended by a First Amendment to Lease dated May 10, 1997 and by a Second Amendment to Lease dated April 8, 1998 and by a Third Amendment to Lease dated May 9, 2000 (the "PRIME LEASE" a copy of which Prime Lease, redacted as appropriate, is attached hereto as EXHIBIT A), Sublandlord has leased, inter alia, space located at the Crosby Corporate Center, known in the Prime Lease as Building 8, 34 Crosby Drive, Bedford, Massachusetts (the "BUILDING");

          WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of the premises leased by Sublandlord in the Building as set forth below (hereinafter referred to as the "DEMISED PREMISES"); and

          WHEREAS, the parties hereto desire to provide for the subletting of the Demised Premises on the terms and conditions set forth in this Sublease.

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1. Demised Premises. Subject to and contingent upon the written consent of the Prime Landlord (the "Landlord Consent"), Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, including the right to use all common areas relating to the Building as set forth in the Prime Lease. The Demised Premises is agreed to be approximately 7,900 square feet of gross rentable area (the "RENTABLE AREA") on the second floor of the Building, and is outlined on EXHIBIT B attached hereto and made a part hereof.

          2. Condition of Demised Premises.

          Sublandlord shall deliver the Demised Premises in broom clean but otherwise in its "as is" condition. Sublandlord shall not be required to make any alterations, improvements, repairs or decorations to the Demised Premises, and the Subtenant acknowledges that the provisions of Article 4 of the Prime Lease, Article 6 of the First Amendment to the Prime Lease, Article 5 of the Second Amendment to the Prime Lease, or any other provision requiring work to be completed prior to occupancy of the Demised Premises are not applicable to this Sublease. Subtenant's possession of the Demised Premises on the Commencement Date (as defined

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hereafter) shall be conclusive evidence that the Demised Premises have been delivered in accordance with the provisions of this Sublease and are acceptable to Subtenant.

          Subtenant shall make no alterations, additions or improvements to the Demised Premises without the prior written consent of Sublandlord and Prime Landlord All alterations, additions or improvements to the Premises shall be subject to the provisions of the Prime Lease. Notwithstanding the above, Sublandlord acknowledges that the Prime Landlord shall undertake certain alterations to the Demised Premises (the "Prime Landlord Alterations"), as set forth in the Landlord Consent. Subtenant acknowledges that Sublandlord shall have no responsibility for any costs or expenses with respect to either the Prime Landlord Alterations or any restoration thereof.

          3. Term.

     The term of this Sublease shall commence on the later of (i) September 17, 2004 or (ii) the receipt of Prime Landlord's consent to this Sublease (the "COMMENCEMENT DATE") and shall end at midnight on June 30, 2005, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (the "TERM"). A Notice of Lease Commencement shall be executed by the Subtenant within five (5) days of its delivery to the Subtenant by the Sublandlord.

     Upon execution of this Sublease and receipt of written consent from the Prime Landlord, Subtenant shall be allowed to enter the Demised Premises prior to the Commencement Date solely for purposes of the Prime Landlord Alterations (the "EARLY OCCUPANCY PERIOD"), subject to Subtenant's compliance with any requirements of Prime Landlord. Subtenant's use of the Demised Premises during the Early Occupancy Period shall be subject to all terms and conditions of this Sublease except for the obligation to pay Base Rent. If, after obtaining Prime Landlord's consent to this Sublease, Subtenant occupies the Demised Premises for the purposes of conducting its business prior to September 17, 2004, then the Early Occupancy Period shall terminate, and the Commencement Date shall be deemed to be as of the date that Subtenant first occupied the Demised Premises for the conduct of its business.

          4. Use. Subtenant shall use and occupy the Demised Premises solely for general office purposes, research, development, light manufacturing and any uses ancillary thereto all in compliance with the Prime Lease, and shall comply with all applicable laws, ordinances, governmental regulations, and all protective covenants and restrictions of record affecting such use, and all rules and regulations of the Prime Landlord with respect to the Building.

          5. Base Rent. Commencing on the Commencement Date, Subtenant shall pay base rent ("BASE RENT") for the Term hereby created in the monthly amount of Six Thousand Five Hundred Eighty Three and 33/100 Dollars ($6,583.33).

     (The Base Rent and the Additional Rent (as defined hereafter) are referred to herein as "RENT"). If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a month, Base Rent from such date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30) of the Base Rent for each day payable in


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advance. Subtenant will pay said Base Rent by check made payable to Sublandlord and sent to 174 Middlesex Turnpike, Bedford, Massachusetts, or to such other party as Sublandlord may designate, at its address provided in the notice section hereof, or at such other address as Sublandlord may hereafter designate in writing, in lawful money of the United States, without notice, demand, set-off or deduction whatsoever, except as otherwise provided in the Prime Lease. Base Rent shall be due and payable on the first day of each month.

          6. Security Deposit. (a) Simultaneously with the execution of this Sublease, Subtenant shall provide Sublandlord with a Security Deposit (the "Security Deposit") in the amount of Six Thousand Five Hundred Eighty Three and 33/100 Dollars ($6,583.33). Said Security Deposit may be mingled with other funds of Sublandlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Sublandlord be liable to pay Subtenant interest thereon. In the event that Subtenant is in default, beyond the expiration of any applicable grace periods, of its obligations under this Sublease, then the Sublandlord shall have the right, but not the obligation, at any time after such event to (1) apply from said Security Deposit the amount necessary to cure such default and/or (2) to exercise all rights and remedies Sublandlord may have on account of such default and to apply from said Security Deposit the amount which, in Sublandlord's reasonable opinion, is necessary to satisfy Subtenant's liability on account thereof. In the event that Sublandlord elects to cure a default by applying any portion of the Security Deposit, Subtenant shall, within ten (10) business days of written demand therefor, replenish the Security Deposit to the original amount. To the extent that Subtenant has faithfully performed all of its covenants and obligations hereunder and is not otherwise in default of its obligations under this Sublease as of the expiration or earlier termination of this Sublease, Sublandlord shall return the Security Deposit to Subtenant within ten (10) days after the Prime Landlord notified Sublandlord as to whether any damage exists with respect to the Demised Premises.

          7. Additional Rent.

          Commencing at such time as the Early Occupancy Period begins, and continuing during the term of this Sublease, Subtenant shall pay all electricity charges and other utility charges with respect to the Demised Premises (which payments, in addition to any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). Subtenant shall pay such charges within thirty (30) days of receipt of billing from Sublandlord. Subtenant shall not be required to pay any portion of the Operating Costs or Taxes (as those terms are defined in the Prime Lease).

          8. Obligations Under the Prime Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to and are made upon all of the terms, covenants, and conditions of the Prime Lease (except as otherwise set forth herein), with the same force and effect as if fully set forth herein at length, the termination (for whatever reason) of which Prime Lease shall automatically terminate this Sublease upon notice to Subtenant. Except as otherwise expressly provided for herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises. Notwithstanding the foregoing, where "Premises" or "Lease" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Demised Premises (as defined in this Sublease) and this Sublease,


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respectively, and wherever the words "Landlord" and "Tenant" appear in the Prime
Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively.

          Notwithstanding the foregoing, to the extent that Sublandlord has any rights or options to extend or renew the Prime Lease, or any expansion options or right of first offers, Subtenant shall have no right to exercise such rights or options. In addition, notwithstanding the provisions of this Section 8 of the Sublease to the contrary, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be provided to the Demised Premises that are made or performed by Prime Landlord under the Lease (including but not limited to the Prime Landlord's Covenants set forth in Article 8 of the Prime Lease), or any other term, covenant or condition required to be performed by Prime Landlord under the Lease, and for all such services and rights Subtenant will look solely to Prime Landlord. To the extent that Sublandlord receives any abatement of Rent hereunder as a result of the failure of Prime Landlord to perform or provide any of the work or services to be provided by Prime Landlord in respect of the Demised Premises, Subtenant shall receive a proportional abatement of its Rent due hereunder.

          9. Insurance.

               (a) Subtenant shall obtain and at all times during the term hereof maintain, at its sole cost and expense, policies of insurance in the amount and otherwise in conformance with the requirements of the Prime Lease.

               (b) Subtenant shall deliver to Sublandlord certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than fifteen (15) days prior to the expiration of any such policy. In the event that Subtenant shall fail promptly to furnish any insurance herein required, Sublandlord may effect the same and pay the premium therefor for a period not exceeding one (1) year of the expiration hereof, and the premium so paid by Sublandlord shall be payable by Subtenant to Sublandlord within five (5) business days of receipt by Subtenant of notice of payment thereof from Sublandlord.

               (c) All policies of insurance as aforesaid shall name both Sublandlord and the Prime Landlord as additional insureds, as their interests may appear, and include a clause waiving the rights of subrogation against Prime Landlord and Sublandlord,

          10. Defaults. If Subtenant shall (i) fail to pay when due any Rent or other sums due hereunder, or (ii) shall fail to faithfully perform any other obligation under this Sublease, or (iii) any other default under Article 21 of the Prime Lease occurs, then Subtenant shall be in default of this Sublease and, Sublandlord shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease. Subtenant further agrees to reimburse Sublandlord for all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in asserting its rights hereunder against Subtenant or any other party claiming by, through or under Subtenant.


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          11. Subordination.  This Sublease is subject and subordinate to the
Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof

          12. Assignments and Further Subleases.

          (a) Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord. Sublandlord agrees that it shall not unreasonably withhold its consent to any proposed assignment or sublet, provided that the proposed assignment or sublet complies with all conditions set forth in the Prime Lease. Subtenant further agrees that, notwithstanding any assignment or sublease, Subtenant shall remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

          (b) In the event Subtenant subleases or assigns all or part of the Demised Premises to a tenant pursuant to Section 12 (a) above, and, after deducting all reasonable expenses incurred by Subtenant in connection with such sublease or assignment (including attorneys fees, brokerage commissions, tenant improvements paid by Subtenant and rent concessions) said tenant is obligated to pay Subtenant more in any month than Subtenant is obligated to pay Sublandlord under this Sublease, then Subtenant shall pay Sublandlord one hundred percent (100%) of the amount by which the said tenant's payment obligations exceed the Subtenant's payment obligations hereunder.

          13. Quiet Enjoyment and Consent of Prime Landlord. Sublandlord covenants and agrees with Subtenant that, upon Subtenant paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the term of this Sublease free from any claim by Sublandlord or persons claiming under Sublandlord, in accordance with the terms, covenants and conditions of this Sublease.

          14. Indemnification. Subtenant and Sublandlord shall be governed by the terms of Article 15 of the Prime Lease with respect to each party's indemnification of the other, provided, however, that Subtenant's indemnity obligations thereunder shall run to both Sublandlord and the Prime Landlord.

          15. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, commercial courier, against receipt, or by mailing the same by registered or certified mail, postage prepaid, addressed:


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               In the case of Subtenant, to

               Prior to Occupancy:

               Ask Jeeves, Inc.
               5858 Horton Street, Suite 350
               Emeryville, CA 94608

               After Occupancy:

               Ask Jeeves, Inc.
               34 Crosby Drive, Building 8
               Bedford, MA 01730
               Attention:

               With a required copy to:
               Ask Jeeves, Inc.
               5858 Horton Street, Suite 350
               Emeryville, CA 94608

               In the case of Sublandlord, to

               RSA Security Inc.
               174 Middlesex Turnpike
               Bedford, MA 01730
               Attn: Margaret Seif, General Counsel

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received or refused.

          16. Surrender. Upon the expiration of the Term, Subtenant shall quit and surrender to Sublandlord the Demised Premises, broom clean and in as good order and condition as they were on the Commencement Date, ordinary wear and casualty excepted, and Subtenant shall remove from the Demised Premises all of its personal property, furnishings and trade fixtures. Subtenant's obligations to perform and observe this covenant shall survive the expiration or other termination of the term of this Sublease.

          17. Holdover. In the event Subtenant shall not immediately surrender the Demised Premises upon the expiration of the Term, Subtenant shall become a month-to-month tenant at two hundred percent (200%) of the Rent then in effect, subject to all of the terms, conditions, covenants and agreements of this Sublease. Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord against all claims made against Sublandlord resulting from Sublandlord's delay in delivering possession of the Demised Premises to Prime Landlord as a result of Subtenant's failure, if any, to so surrender the Demised Premises.


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          18. Sublandlord's Compliance with Prime Lease.  Sublandlord agrees to pay all rents and other sums required of it, and comply with all other provisions of the Prime Lease. Sublandlord hereby represents and warrants that the Prime Lease (a) is presently in full force and effect, and has not been amended or modified except as provided above, (b) there is presently no outstanding default in the payment of rent or other sums due under the Prime Lease and (c) to the best of Sublandlord's knowledge, there is presently no outstanding breach or default of the Prime Lease by either Sublandlord or Prime Landlord.

     Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained if Prime Landlord' consent must be obtained under the Prime Lease in such cases. In the event Prime Landlord's consent is so obtained, Sublandlord agrees that its consent shall not be unreasonably withheld, delayed or conditioned except as otherwise provided herein. Sublandlord agrees that it shall use commercially reasonable efforts to obtain Prime Landlord's consent in such circumstances (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent), but otherwise shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord.

          19. Casualty and Taking. In the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Prime Landlord and Sublandlord as set forth in the Prime Lease with respect thereto. In addition, in the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises, Subtenant shall be entitled to exercise, if applicable, the "Tenant's" termination rights set forth in 18.4(a), 18.4(b) or 20.2 of the Prime Lease with respect to the Demised Premises, provided, however, that it must provide notice of any such termination five (5) days earlier than required by Sublandlord under the terms of the Prime Lease.

          20. Broker. The parties warrant that they have had no dealings with any broker or agent in connection with this Sublease except for T3 Realty Advisors and Trammell Crow Company. Sublandlord and Subtenant each covenant to pay, hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by and broker or agent other than the brokers designated in this Section with respect to this Sublease or the negotiation thereof arising from a breach of the foregoing warranty. Sublandlord shall be responsible for payment of any brokerage commission to the broker designated in this Section pursuant to separate agreement.

          21. General Provisions.

               (a) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.


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               (b) Governing Law.  It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

               (c) Entire Agreement. This Sublease contains the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

               (d) Conflicts Between this Sublease and the Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of Sublandlord and the Prime Landlord under the Prime Lease.

               (e) Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

               (f) Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

               (g) Counterparts. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.

               (h) No Recordation. Neither this Sublease nor any short-form memorandum or version hereof shall be recorded by either party.

               (i) Parking. Subtenant shall have the right to use, in common with others, on a non-reserved basis, to use those areas of the Park as may be designated by Prime Landlord for common parking at a ratio of 3.5 parking spaces per 1,000 square feet of the total rentable area of the Demised Premises, or twenty eight (28) spaces. Subtenant shall not be entitled to any "Exclusive Parking Area" as set forth in the Prime Lease

               (j) Signage. Subject to the prior consent of Sublandlord and Prime Landlord, SUBTENANT SHALL HAVE THE RIGHT TO HAVE ITS NAME LISTED IN THE INTERIOR DIRECTORY IN THE BUILDING LOBBY AND THE RIGHT TO ERECT SIGNAGE IN, ON OR AT THE ENTRANCE TO THE DEMISED PREMISES.

               (k) Access. Subtenant shall have access to the Demised Premises twenty-four (24) hours per day, three hundred sixty five (365) days per year, and shall have the right to use the existing card readers throughout the Building. Subtenant shall be solely responsible for the setup, use, operation, and maintenance of said system. Sublandlord makes no representations or warranties that the existing security system is operational or sufficient for Subtenant's use, and Subtenant accepts such card security system in its "as is" condition.


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               (l) Consent of Prime Landlord. The terms and conditions of this
Sublease, and all rights and obligations of the parties hereunder, are subject to the execution of the Landlord Consent, to be executed by the Prime Landlord, Sublandlord and Subtenant.

          IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                        SUBLANDLORD:
                                        RSA Security, Inc.


                                        By: /s/ Jeffrey D. Glidden
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        SUBTENANT:
                                        Ask Jeeves, Inc.


                                        By: /s/ Scott Bauer
                                            ------------------------------------
                                        Its: V.P. & Corporate Controller


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                                    EXHIBIT A

                                   Prime Lease

                                Attached hereto.


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                                    EXHIBIT B

                              Outline of the Space

                              [floor plan diagram]


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